                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Office Depot, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                          DELRAY BEACH, FLORIDA 33445



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



         The annual meeting of stockholders of Office Depot, Inc. will be held on May 18, 1995, at 10:00 a.m. EDT, at Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida 33487, for the following purposes:

         1. To elect nine directors to hold office until the next annual meeting of stockholders or until their successors have been elected and qualified;

         2. To adopt the Restated Certificate of Incorporation of Office Depot, Inc.;

         3.      To approve the Office Depot, Inc. Omnibus Equity Plan;

         4. To approve the 1994-1998 Office Depot, Inc. Designated Executive Incentive Plan, including amounts payable thereunder with respect to the 1994 fiscal year;

         5. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ended December 30, 1995; and

         6. To transact any other business that may come before the meeting.

         Stockholders of record as of the close of business on April 7, 1995 are entitled to notice of and to vote at the annual meeting of stockholders or any adjournment thereof.


                                        By order of the Board of Directors,



                                        Barry J. Goldstein
                                        Secretary


April 20, 1995


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER YOU OWN. THEREFORE, EVEN IF YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND RETURN YOUR PROXY IN THE ENCLOSED RETURN ENVELOPE PROMPTLY.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                          DELRAY BEACH, FLORIDA 33445
                            TELEPHONE (407) 278-4800

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Office Depot, Inc. ("Office Depot" or the "Company") for use at the annual meeting of the Company's stockholders to be held on May 18, 1995, at 10:00 a.m. EDT, at Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida 33487, and at any adjournment of that meeting (the "Annual Meeting"). The purpose of the Annual Meeting is to elect nine directors to the Board, to adopt the Restated Certificate of Incorporation of Office Depot, Inc. (the "Restated Certificate"), to approve the Office Depot, Inc. Omnibus Equity Plan (the "Omnibus Equity Plan"), to approve the 1994-1998 Office Depot, Inc. Designated Executive Incentive Plan (the "Designated Executive Plan"), including amounts payable thereunder with respect to the 1994 fiscal year, and to ratify the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 30, 1995.

         If a proxy in the form distributed by the Company is properly executed and returned to the Company, the shares represented by that proxy will be voted at the Annual Meeting. Where a stockholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees, for adoption of the Restated Certificate, for the approval of the Omnibus Equity Plan, for the approval of the Designated Executive Plan, including payment of amounts due thereunder with respect to the 1994 fiscal year, and for the ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the Company.

         The Company's management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are presented, all proxies will be voted in accordance with the recommendations of the Company's management.

         Solicitation of proxies will be made initially by mail. The Company's directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who will mail material to or otherwise communicate with the beneficial owners of shares of the Company's Common Stock. The Company has also engaged Corporate Investor Communications, Inc. to assist in communicating with these institutions and forwarding solicitation materials for a fee of $5,500 plus the reimbursement of expenses. All expenses of solicitation of proxies will be paid by the Company.

         A proxy may be revoked at any time prior to its exercise at the Annual Meeting by written notice delivered to the Corporate Secretary of the Company prior to the Annual Meeting or by attending the Annual Meeting and voting by ballot.

         Holders of record of Common Stock as of the close of business on April 7, 1995, will be entitled to vote at the Annual Meeting. As of April 7, 1995, there were __________________ shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. Pursuant to Delaware law, abstentions are treated as present and entitled to vote and thus have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus

(i) is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the shares present and entitled to vote has been voted and (ii) has the effect of a vote against a matter requiring approval of a majority of all shares outstanding.

         This Proxy Statement and the accompanying proxy are being sent to the Company's stockholders on or about April 20, 1995.


ELECTION OF DIRECTORS

         The Nominating Committee of the Board has nominated the following nine persons for election to the Board at the Annual Meeting:

                    Mark D. Begelman              John B. Mumford
                    Denis Defforey                Michael J. Myers
                    David I. Fuente               Peter J. Solomon
                    W. Scott Hedrick              Cynthia Cohen Turk
                                                  Alan L. Wurtzel

         Directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

         Directors will be elected by a plurality of the shares present and voting at the meeting.


                      YOUR BOARD OF DIRECTORS RECOMMENDS A
                 VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

ADOPTION OF THE RESTATED CERTIFICATE

         In April 1995, the Board approved amending the Company's current Certificate of Incorporation by restating it in the form of the Restated Certificate of Incorporation of Office Depot, Inc. (the "Restated Certificate") and directed that the Restated Certificate be submitted to the Company's stockholders for approval at the Annual Meeting. The purpose of the Restated Certificate is to increase the authorized capital stock of the Company. The full text of the Restated Certificate appears as Annex A to this Proxy Statement, and the new text therein appears in italics. The summary of the Restated Certificate that appears below is qualified in its entirety by reference to the full text of the Restated Certificate.

         The Company is currently authorized to issue 200,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock"). As of April 7, 1995, there were ___________ shares of Common Stock issued and outstanding, ___________ shares of Common Stock reserved for issuance under the Company's employee benefit plans, 16,580,313 shares of Common Stock reserved for issuance under the Liquid Yield Option Notes issued by the Company and no shares of Preferred Stock issued and outstanding. The Restated Certificate increases the authorized number of shares of Common Stock from 200,000,000 to 400,000,000.

         Upon issuance, any newly issued shares of Common Stock will have voting and other rights identical to the existing shares of Common Stock. Nonetheless, the availability of additional shares of Common Stock may upon





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

issuance make it more difficult for a third party to gain control of the Company by diluting the ownership of such party. The effect of rendering a change in control more difficult may be to adversely impact stockholders who wish to participate in such a transaction. The Board is not aware, however, of any particular effort to gain control of the Company. Cumulative voting is not provided for in the current certificate of incorporation, the Restated Certificate or the Company's bylaws.

         The Board recommends that the Restated Certificate be adopted because it believes that the number of shares of Common Stock available for issuance does not provide the Company with adequate flexibility to meet future business opportunities, including possible mergers, acquisitions or other transactions, such as a stock split. The Company examines acquisition and other growth opportunities when and as they arise. The Company has in the past and may in the future engage in transactions that require the issuance of shares of the Company's Common Stock. Depending on the size of any such transaction, stockholders may or may not have the right to vote with respect to the transaction and any issuance of Common Stock in connection therewith.

         An affirmative vote of a majority of the shares outstanding is required for approval of adoption of the Restated Certificate.

                      YOUR BOARD OF DIRECTORS RECOMMENDS A
                 VOTE FOR ADOPTION OF THE RESTATED CERTIFICATE


APPROVAL OF THE OMNIBUS EQUITY PLAN

         The Omnibus Equity Plan was established, subject to stockholder approval, by the Executive Committee of the Board of Directors on April 4, 1995. The purpose of the Omnibus Equity Plan is to provide officers, directors and employees, including named executive officers, identified by the Compensation Committee as key employees of the Company or its affiliates, and other individuals similarly identified by the Compensation Committee as providing significant services for the Company or its affiliates, with an equity-based incentive to maintain and enhance the performance and profitability of the Company. It is the further purpose of the Omnibus Equity Plan to grant options and stock appreciation rights that may constitute performance-based compensation for named executive officers as described under
Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"). The Omnibus Equity Plan provides, in general, for grants of options, stock appreciation rights related to options ("Related SARs"), stock appreciation rights not related to options ("Unrelated SARs") and restricted stock (collectively referred to as "Grants"). As Grants to be awarded under the Omnibus Equity Plan are made entirely in the discretion of the Compensation Committee, the recipients, amounts and values of future benefits to be received pursuant to the Plan, and benefits that would have been awarded in the previous fiscal year had the Plan been in effect, are not determinable.

         The following is a summary of the proposed features of the Omnibus Equity Plan, which is qualified in its entirety by reference to the Omnibus Equity Plan, a copy of which may be obtained from the Company at no charge.

ADMINISTRATION

         The Omnibus Equity Plan is administered by a committee designated by the Board of Directors that is intended to consist of at least two directors who qualify as "disinterested persons" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who meet or are deemed to meet the "outside director" requirement of Section 162(m). The Board of Directors has designated the Compensation Committee to administer the Omnibus Equity Plan. Determinations of the Compensation Committee on all matters relating to the Omnibus Equity Plan or any specific Grant shall be conclusive.

SHARES RESERVED

         Subject to adjustments for certain changes in the number of issued shares of Common Stock, a total of 4,725,000 shares of Common Stock shall be available for issuance under the Omnibus Equity Plan; provided, however, that
(i) Grants of options and/or Unrelated SARs made to any continuing employee in any one year shall not exceed 250,000 shares of Common Stock, (iii) Grants of options and/or Unrelated SARs made to any individual for the year in which such individual became an employee of the Company may not exceed 400,000 shares of Common Stock and (iii) Grants of incentive stock options first exercisable by any person in any one year shall not have an aggregate fair market value in excess of $100,000. As a further limitation, the total number of shares of Common Stock available for issuance with respect to restricted stock Grants shall not exceed 2 percent of the number of shares of Common Stock issued and outstanding on the date the plan is initially approved by the stockholders, as adjusted for stock splits, the payment of stock dividends, or other changes in capitalization effected without consideration to the Company. The 4,725,000 shares of Common Stock to be reserved under the Omnibus Equity Plan were previously reserved for issuance under the Office Depot, Inc. Stock Option and Stock Appreciation Rights Plan. Shares of Common Stock delivered under the Omnibus Equity Plan may be either authorized and unissued shares, treasury shares, reacquired shares or any combination thereof. As of April 7, 1995, the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape was $______ per share.

ELIGIBILITY

         Grants under the Omnibus Equity Plan may be made to any employee of the Company or any of its affiliates who is designated by the Compensation Committee as a key employee and to any other person who performs significant services for the Company or any of its affiliates and is so designated by the Compensation Committee. As of March 24, 1995, the Company employed approximately 26,000 persons.

TERM OF GRANTS

         The term of each Grant shall be determined by the Compensation Committee, except that an incentive stock option shall be exercisable for a period of not more than 10 years from the Grant date or, in the case of a holder of stock constituting more than 10 percent of the voting power of the Company, five years from such date.

TYPES OF GRANTS

           Options. The Omnibus Equity Plan provides for the Grants of incentive stock options described in Code Section 422 ("Incentive Options") and other options subject to the provisions of Code Section 83 ("Nonqualified Options"), on such terms as the Compensation Committee may determine. The exercise price of options (the "Option Price") may not be less than 100 percent of the fair market value of a share of Common Stock on the Grant date, except that Incentive Options held by a person who owns stock representing more than 10 percent of the voting power of the Company may not be granted for less than 110 percent of the fair market value of a share of Common Stock on such date.

         Each option shall be exercisable during the period determined by the Compensation Committee. The Omnibus Equity Plan permits payment of the purchase price to be made: (i) in cash; (ii) in shares of Common Stock owned by the grantee for at least six months or such other period as the Compensation Committee may prescribe; (iii) through the simultaneous sale through a broker of shares of unrestricted Common Stock acquired on exercise; (iv) with the consent of the Compensation Committee in its sole discretion, by a full recourse promissory note and agreement of the grantee providing for payment with interest on the unpaid balance; or (v) any combination of the foregoing.

         SARs. The Compensation Committee may grant Related or Unrelated SARs to any eligible employee on such terms as the Compensation Committee may determine. Related SARs shall become and remain exercisable to the same extent as the options to which they relate. Unrelated SARs shall become and remain exercisable under such terms as the Compensation Committee may determine. Unless otherwise provided by the Compensation Committee, the exercise of Related SARs shall result in the cancellation or forfeiture of the options to which they relate, to the extent of such exercise.

         Upon exercise of an SAR, a grantee will receive an amount equal to the difference between: (i) the fair market value of a share of Common Stock on the date of such exercise; and (ii) an amount equal to (A) in the case of a Related SAR, the exercise price of the option to which it relates, unless the Compensation Committee specifies a higher amount, or (B) in the case of an Unrelated SAR, the fair market value of a share of Common Stock on the Grant date of such SAR (the "base amount"), unless the Compensation Committee specifies a higher amount. The benefit upon the exercise of an SAR shall be payable in cash or Common Stock as determined by the Compensation Committee.

         Termination of Options and SARs. Generally, all options and SARs held by a grantee upon termination of such grantee's employment shall terminate, although the Omnibus Equity Plan provides for certain exceptions depending on the circumstances of the employee's termination. In the case of regular termination (i.e., other than for cause, retirement or death), a grantee is allowed a period of 90 days after termination in which to exercise all options and SARs that were exercisable immediately prior to the termination. In the event of retirement, a grantee is permitted 18 months after termination in which to exercise Grants vested as of the date of termination. Upon death before regular termination, a grantee's representative or beneficiary receives 18 months in which to exercise all the grantee's options and SARs, whether or not such Grants were exercisable at the time of death. Upon death after regular termination or retirement, a grantee's representative or beneficiary has until the earlier of (i) 12 months after the date of death, (ii) 90 days after the date of regular termination and (iii) 18 months after the date of retirement to exercise the grantee's options and SARs that were exercisable immediately prior to the date of death. In none of these cases, however, may options or SARs be exercised after the date on which they would have expired pursuant to the terms of the Omnibus Equity Plan and the related Plan agreement.

         Restricted Stock. The Compensation Committee may grant shares of Common Stock subject to such conditions and restrictions as the Compensation Committee may determine ("Restricted Stock"). Restricted Stock may be awarded alone or in tandem with other Grants. The vesting of a Grant of Restricted Stock may be conditioned upon the completion of a specified period of employment with the Company or any affiliate, the attainment of specified performance goals and/or such other conditions as the Compensation Committee may determine. The unvested portion of a grant of Restricted Stock that has not fully vested shall terminate upon a grantee's termination of employment for any reason. Payment of any purchase price for shares of Restricted Stock shall be made under such terms as are determined by the Compensation Committee.

NON-TRANSFERABILITY

         No Grant awarded under the Omnibus Equity Plan shall be assignable or transferable by the grantee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Code or ERISA) , and all rights may be exercised during the grantee's lifetime only by the grantee.

ADJUSTMENTS OF GRANTS

         The Compensation Committee may not grant an option or SAR in substitution for a previously granted option or SAR if the new option or SAR would have a lower per share exercise price or base amount than the Grant it replaces. The Compensation Committee is not precluded, however, from making an equitable adjustment to the maximum number of shares of Common Stock that may be issued under the Omnibus Equity Plan, the maximum number of options and Unrelated SARs that may be awarded to any one person in any year, the number of shares subject to Grants and the exercise price or base amount of Grants for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of such shares, other capital adjustments or the payment of a stock dividend or other change in such shares of Common Stock effected without receipt of consideration by the Company. Fractional shares resulting from any such adjustment shall be eliminated. No such adjustment shall be made in a manner that causes an Incentive Option to fail to continue to qualify under Code Section 422.

AMENDMENT AND TERMINATION

         The Board of Directors may from time to time in its discretion amend or terminate the Omnibus Equity Plan, except that no such amendment or termination shall impair any rights under any Grant made prior to the amendment's effective date without the consent of the grantee, and provided that no such amendment shall, without stockholder approval: (i) materially increase benefits accruing to grantees; (ii) increase the maximum number of shares available under the plan or that may be granted to any person in any year; (iii) materially modify the class of employees eligible to receive Grants; (iv) provide for Grants of stock options or SARs having an exercise price of less than 100 percent of fair market value on the Grant date; or (v) extend the term of the plan beyond April 4, 2005. The Omnibus Equity Plan shall terminate on April 4, 2005 or on such earlier date as the Board of Directors may determine.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE OMNIBUS EQUITY PLAN

         The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options issued under the Omnibus Equity Plan, as based upon the Code as currently in effect. These rules are highly technical and subject to change in the future. In particular, the discussion of Incentive Options is based, in part, on proposed regulations that may be amended substantially before they are adopted in final form. Because federal income tax consequences will vary as a result of individual circumstances, optionees should consult their personal tax advisors with respect to the tax consequences associated with stock options. Moreover, the following summary relates only to optionees' federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

         Nonqualified Options. An optionee does not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of a Nonqualified Option. Upon the exercise of a Nonqualified Option, the optionee recognizes ordinary income (subject to wage and employment tax withholding) equal to the excess of the fair market value of the shares acquired over the option exercise price. The amount of such excess is generally determined by reference to the fair market value of the Common Stock on the date of exercise. However, in the case of an optionee subject to six month short-swing profit liability under Section 16b of the Exchange Act (a "16b Person") (typically, officers, directors and major stockholders of the Company), such excess is determined by using the fair market value on the later of the date of exercise and the date six months after the Grant date unless such optionee elects to be taxed based on the fair market value of the Common Stock on the date of exercise by filing an appropriate election with the Internal Revenue Service within 30 days after the exercise date. An optionee's basis in the stock received is equal to such stock's fair market value on the date of exercise (or on the date six months after the Grant date, if later, in the case on an optionee who is a 16b Person and who makes no such election). The Company is entitled to a deduction equal to the compensation taxable to the optionee.

         If an optionee sells shares acquired pursuant to the exercise of a Nonqualified Option, such optionee will recognize capital gain or loss equal to the difference between the selling price of the shares and the optionee's basis in the shares. Such capital gain or loss is long- or short-term, depending on whether the optionee has held the shares for more than one year. In the case of an optionee who is a 16b Person and who does not make the election described above, any such capital gain will be long-term only if the stock has been held for more than one year after the later of the exercise date or the date six months after the Grant date. The Company is not entitled to any deduction with respect to any capital gain recognized by the optionee.

         Capital losses on the sale of such shares may be used to offset capital gains. The net capital gain of an individual taxpayer is subject to a maximum tax rate of 28 percent. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.

         Incentive Options. An optionee does not recognize taxable income on the grant or exercise of an Incentive Option. However, the excess of the stock's fair market value on the exercise date (the fair market value on the exercise date or six months after the Grant date, whichever is later, is likely to govern in the case of a 16b Person) over the option exercise price will be included in the optionee's alternative minimum taxable income and thereby may subject the optionee to an alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his or her Incentive Option with which to pay such tax. Upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Option (i) more than one year after the date of exercise, and (ii) more than two years after the Grant date (the "Required Holding Periods"), the optionee recognizes long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an Incentive Option, or a disposition of stock received upon the exercise of an Incentive Option after the Required Holding Periods have been satisfied.

         If an optionee disposes of the shares of stock acquired pursuant to the exercise of an Incentive Option before the expiration of the Required Holding Periods (a "Disqualifying Disposition"), the difference between the exercise price of such shares and the lesser of (i) the fair market value of such shares upon the date of exercise (the fair market value on the exercise date or six months after the Grant date, whichever is later, is likely to govern in the case of a 16b Person) or (ii) the selling price, will constitute compensation taxable to the optionee as ordinary income. The Company is allowed a corresponding tax deduction equal to the amount of compensation taxable to the optionee. If the selling price of the stock exceeds the fair market value on the exercise date (or six months after the Grant date, if later, in the case of a 16b Person), the excess will be taxable to the optionee as capital gain (long-term or short-term, depending upon whether the optionee held the stock for more than one year). The Company is not allowed a deduction with respect to any such capital gain recognized by the optionee.

         Use of Common Stock to Pay Option Price. If an optionee delivers previously acquired Common Stock, however acquired, in payment of all or part of the option exercise price of a Nonqualified Option, the optionee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously acquired Common Stock after its acquisition date. The optionee's tax basis in, and holding period for, the previously acquired stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. The fair market value of the shares received in excess of the shares surrendered constitutes compensation taxable to the optionee as ordinary income. Such fair market value is determined on the date of exercise, except in the case of 16b Persons as discussed above. The tax basis for such shares is equal to their fair market value as so determined, and such shares' holding period begins on the date on which the fair market value of such shares is determined. The Company is entitled to a tax deduction equal to the compensation income recognized by the optionee.

         If an optionee delivers previously acquired Common Stock (other than stock acquired upon exercise of an Incentive Option and not held for the Required Holding Periods) in payment of all or part of the option price of an Incentive Option, the optionee will not be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously acquired Common Stock after its acquisition date. The optionee's tax basis in, and holding period (for capital gain, but not Disqualifying Disposition, purposes) for the previously acquired stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the amount paid (if any) in excess of the previously acquired shares used to pay the exercise price, and such shares' holding period will begin on the date of exercise (with the possible exception of 16b Persons). Proposed regulations provide that where an Incentive Option is exercised using previously acquired stock, a later Disqualifying Disposition of the shares received will be deemed to have been a disposition of the shares having the lowest basis first.

         If an optionee pays the exercise price of an Incentive Option in whole or in part with previously acquired Common Stock that was acquired upon the exercise of an Incentive Option and that has not been held for the Required Holding Periods, the optionee will recognize ordinary income (but not capital gain) under the rules applicable to Disqualifying Dispositions. The Company will be entitled to a corresponding deduction. The optionee's basis in the shares received in exchange for the shares surrendered will be increased by the amount of ordinary income the optionee recognizes.

         One Million Dollar Compensation Limit. If an employee's total compensation from the Company (including compensation related to options) exceeds $1,000,000 in any given year, such compensation in excess of $1,000,000 may not be tax deductible by the Company under Section 162(m). Affected employees are generally the Company's Chief Executive Officer and four other most highly compensated executive officers at the end of the Company's taxable year. Excluded from the calculation of total compensation for this purpose is compensation that is "performance-based" within the meaning of Section 162(m). The Company intends that compensation realized upon the exercise of an option or SAR granted under the Omnibus Equity Plan will be regarded as "performance-based" under Section 162(m) and that such compensation may be deductible without regard to the limits of Section 162(m).

APPROVAL REQUIRED

         The affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock represented in person or by proxy at the meeting is required for approval of the Omnibus Equity Plan. Approval of the Omnibus Equity Plan is required for 16b Persons who receive shares of Common Stock pursuant to the Plan to be exempt from potential liability under Rule 16b-3 promulgated under the Exchange Act and for shares of Common Stock issued pursuant to the Plan to be listed for trading on the New York Stock Exchange.

                   YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                    FOR APPROVAL OF THE OMNIBUS EQUITY PLAN.




APPROVAL OF THE DESIGNATED EXECUTIVE PLAN

         In February 1994, the Board determined that the Company structure the performance-based portion of the compensation of its senior executive officers in a manner that complies with Section 162(m) of the Internal Revenue Code, which took effect January 1, 1994 ("Section 162(m)"). Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer and the other four most highly compensated executive officers. Compensation to such an executive officer in excess of $1 million may be deductible, however, if such compensation qualifies as performance-based compensation within the meaning of Section 162(m). As a result, the Board of Directors approved the 1994-1998 Office Depot, Inc. Designated Executive Incentive Plan (the "Designated Executive Plan"), and the Board directed that the Designated Executive Plan, including amounts payable thereunder with respect to the 1994 fiscal year, be submitted to the Company's stockholders for approval at the Annual Meeting. The Board concluded that adoption of the Designated Executive Plan was necessary to permit the Company to deduct that portion of compensation in excess of $1 million paid to its chief executive officer and other most highly compensated executive officers. The summary of the Designated Executive Plan that appears below is qualified in its entirety by reference to the full text of the Designated Executive Plan, a copy of which may be obtained from the Company at no charge. As awards to be made under the Designated Executive Plan are made entirely in the discretion of the Compensation Committee, the recipients, amounts and values of future benefits to be received pursuant to the Plan are not determinable. For fiscal 1994, Mr. Fuente earned a bonus of $1,250,000 and Mr. Begelman earned a bonus of $1,000,000 under the Designated Executive Plan, subject in each case to stockholder approval of the plan.

         The Designated Executive Plan provides for the payment of awards, which are expressed as a percentage of base salary, to those key employees of the Company designated by the Board each year. Awards under the Designated Executive Plan are based upon the achievement of annual performance objectives which are determined annually by the Compensation Committee and may be based upon one or more of the following five measurements of the Company's performance for the relevant period, as such measurements may be adjusted for merger costs as presented on the Company's audited financial statements: pre-tax earnings, net earnings, earnings per share, return on assets and return on equity. The maximum award that any participant may receive in any single year under the Designated Executive Plan is $2 million.

         Executive officers of the Company, including participants in the Deferred Compensation Plan, are also eligible to defer all or part of their awards under the Designated Executive Plan in accordance with the Office Depot, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan"). Amounts so deferred will give rise to a deduction by the Company, and will be included in compensation subject to the $1 million cap, in the year in which they are paid out to the participant. The Company has reserved the discretionary power under the Deferred Compensation Plan to defer payments under such plan to the extent necessary to prevent a participant's includible compensation from exceeding the $1 million cap for any given year.

Administration

         The Designated Executive Plan is administered by a committee of the Board, which must consist of two or more outside directors of the Company within the meaning of Section 162(m). The Compensation Committee, currently consisting of Messrs. Hedrick and Wurtzel, administers the Designated Executive Plan. The committee may adopt, amend and repeal such rules, guidelines and practices governing the Designated Executive Plan as it deems advisable, and interprets the terms and provisions of the Designated Executive Plan and the awards issued thereunder. In addition, the committee may decrease or eliminate an award under the Designated Executive Plan.

Eligibility

         The committee is authorized to grant awards to such designated key employees of the Company as the Committee selects each year. The employees selected to participate in the Designated Executive Plan for the 1994 and 1995 fiscal years are the Company's Chief Executive Officer and its President.

Incentive Awards

         Awards granted under the Designated Executive Plan are based on the achievement of annual performance objectives, determined by the committee, but may not exceed $2 million per participant in any single year. These performance objectives are based on one or more of the following five measurements of the Company's performance, as such measurements may be adjusted for merger costs as presented on the Company's audited financial statements: pre-tax earnings, net earnings, earnings per share, return on assets and return on equity. The annual performance objectives and corresponding award levels for each participant are determined by the committee each year within the first 90 days of such year.

         For the 1994 and 1995 fiscal years, the Compensation Committee established earnings per share targets as a basis for the payment of awards under the Designated Executive Plan. Earnings per share for 1994 were $0.69, which exceeded the "stretch" goal (the most aggressive target level) established by the Compensation Committee for such year of a 50% increase in earnings per share, resulting in premium bonuses for Messrs. Fuente and Begelman of twice their respective base salaries for the period.

Termination

         The Designated Executive Plan may be terminated by the Board at any time and will terminate by its own terms at the end of the 1998 fiscal year. No incentive award may be granted under the Designated Executive Plan after 1998.

Approval Required

         An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of the Designated Executive Plan, and for payment of amounts thereunder with respect to the 1994 fiscal year.

             YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
           OF THE DESIGNATED EXECUTIVE PLAN, INCLUDING THE PAYMENT OF
        AMOUNTS PAYABLE THEREUNDER WITH RESPECT TO THE 1994 FISCAL YEAR


RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board recommends that the stockholders ratify the appointment of Deloitte & Touche LLP as independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending December 30, 1995. Deloitte & Touche LLP has audited the consolidated financial statements of the Company each year since 1990. Representatives of Deloitte & Touche LLP will be present at the meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board will select other independent accountants.

           YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
          OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
                         INDEPENDENT PUBLIC ACCOUNTANTS


SECURITY OWNERSHIP

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of April 7, 1995 by (i) each stockholder known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and four other most highly compensated executive officers and (iv) all executive officers and directors of the Company as a group. Beneficial ownership of less than one percent is indicated by an asterisk. Except as otherwise indicated below, each of the entities named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such entity as set forth opposite such entity's name. No effect has been given to shares reserved for issuance under outstanding stock options except where otherwise indicated.

                     Name of Individual                           Number of Shares         Percent of Class
                          or Group                               Beneficially Owned           Outstanding
 ----------------------------------------------------------      ------------------        ----------------
 FMR Corp. (1)                                                         11,133,942
 82 Devonshire Street
 Boston, Massachusetts 02109

 Provident Investment Counsel (2)                                        9,375,775
 300 North Lake Avenue
 Pasadena, CA 91101

 Fourcar B.V.                                                           22,692,600
 Coolsingel 139
 3012 AG Rotterdam
 The Netherlands

 Mark D. Begelman (3)                                                    1,362,179                  *

 Richard M. Bennington (4)                                                 227,949                  *

 Denis Defforey (5)                                                         65,750                  *

 Gary D. Foss (6)                                                          377,938                  *

 David I. Fuente (7)                                                     1,069,528                  *

 Barry J. Goldstein (8)                                                    328,105                  *

 W. Scott Hedrick (9)                                                       54,468                  *

 John B. Mumford (10)                                                       85,797                  *

 Michael J. Myers (11)                                                      24,722                  *

 Peter J. Solomon (12)                                                      97,250                  *

 Cynthia Cohen Turk (13)                                                       668                  *

 Alan L. Wurtzel (14)                                                       52,722                  *

 All Executive Officers and Directors                                    3,940,287             _____%
   as a Group (15 persons) (15)

- ------------------------
 (1) Based solely upon a Schedule 13G dated February 13, 1995. Of the 11,133,942 shares shown as beneficially owned by FMR Corp: (i) 10,383,392 shares are beneficially owned by Fidelity Management Research Company ("Fidelity Research"), a wholly-owned subsidiary of FMR Corp. and investment advisor to several investment companies, and
         (ii) 750,000 shares are beneficially owned by Fidelity Management Trust Company ("Fidelity Trust"), a wholly-owned subsidiary of FMR, as investment manager of institutional accounts. FMR Corp. and its chairman, Edward C. Johnson 3rd, each has sole power to dispose of the 10,383,392 shares owned by Fidelity Research, but neither FMR Corp. nor Mr. Johnson has the sole power to vote or to direct the voting of such shares. FMR Corp. and Mr. Johnson each have sole dispositive power over the 750,550 shares owned by Fidelity Trust, and FMR Corp. and Mr. Johnson each have sole power to vote or to direct the voting of 253,950 of such shares.

(2) Based solely upon a Schedule 13G dated February 7, 1995, Provident Investment Counsel ("Provident") and Robert M. Kommerstad, a shareholder of Provident, share with each other (i) the power to dispose of 9,375,775 shares, and (ii) the power to vote 7,266,827 shares. No other person has the power to vote such shares.

 (3) Includes options to purchase 848,220 shares issued to Mr. Begelman pursuant to the Office Depot, Inc. Stock Option and Stock Appreciation Rights Plan (the "Option Plan"), 22,500 shares held of record by Mark Zwerner and Joel Koeppel Trustees, Mark D. Begelman Irrevocable Trust f/b/o Matthew Bryan Begelman and 22,500 shares held of record by Mark Zwerner and Joel Koeppel Trustees, Mark D. Begelman Irrevocable Trust f/b/o Lauren Andrea Begelman.

 (4) Includes options to purchase 227,504 shares issued to Mr. Bennington pursuant to the Option Plan.

 (5) Reflects options to purchase 65,750 shares issued to Mr. Defforey as a director of the Company. Mr. Defforey is a director of the Company is also a member of the oversight committee (but not the board of directors) of Carrefour S.A. ("Carrefour"), which indirectly owns all of the outstanding capital stock of Fourcar B.V. ("Fourcar").

 (6) Includes options to purchase 235,618 shares issued to Mr. Foss pursuant to the Option Plan.

 (7) Includes options to purchase 699,272 shares issued to Mr. Fuente pursuant to the Option Plan and 58,980 shares held of record by his sons, Alan D. Fuente and Steven M. Fuente and his step-daughter, Rebecca Mishkin. Mr. Fuente disclaims beneficial ownership of the shares held by his sons and step-daughter.

 (8) Includes options to purchase 244,107 shares issued to Mr. Goldstein pursuant to the Option Plan.

 (9) Includes options to purchase 21,947 shares issued to Mr. Hedrick as a director of the Company.

(10) Includes options to purchase 21,947 shares issued to Mr. Mumford as a director of the Company and 57,042 shares held of record by the John Brese Mumford and Christine Joyce Mumford Family Trust dated October 13, 1983.

(11) Includes options to purchase 24,722 shares issued to Mr. Myers as a director of the Company.

(12) Includes options to purchase 65,750 shares granted to Mr. Solomon as a director of the Company.

(13) Includes 150 shares held of record by Ms. Turk's spouse. Ms. Turk disclaims beneficial ownership of these shares.

(14) Includes options to purchase 34,722 shares issued to Mr. Wurtzel as a director of the Company.

(15)     Includes options to purchase 2,682,058 shares.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Directors are elected at the Annual Meeting of Stockholders to serve during the ensuing year or until a successor is duly elected and qualified. Executive officers are elected annually by the Board and serve at the discretion of the Board.

         The following table sets forth certain information concerning each of the Company's directors and executive officers:

                Name                    Age                              Position
 ---------------------------------      ---    ------------------------------------------------------------
 David I. Fuente   . . . . . . . .      49     Chairman of the Board and Chief Executive Officer
 Mark D. Begelman  . . . . . . . .      47     Director, President and Chief Operating Officer
 Barry J. Goldstein  . . . . . . .      52     Executive Vice President -- Finance, Chief Financial Officer
                                               and Secretary
 F. Terry Bean   . . . . . . . . .      47     Executive Vice President -- Human Resources
 Richard M. Bennington   . . . . .      54     Executive Vice President -- Retail Division
 Gary D. Foss  . . . . . . . . . .      52     Executive Vice President -- Marketing
 Harry S. Brown  . . . . . . . .        48     Executive Vice President -- Merchandising
 Judith A. Rogala  . . . . . . . .      53     Executive Vice President -- Business Services Division
 William P. Seltzer  . . . . . . .      56     Executive Vice President -- Systems and Distribution
 Denis Defforey  . . . . . . . . .      69     Director
 W. Scott Hedrick  . . . . . . . .      49     Director
 John B. Mumford   . . . . . . . .      51     Director
 Michael J. Myers  . . . . . . . .      54     Director
 Peter J. Solomon  . . . . . . . .      56     Director
 Cynthia Cohen Turk  . . . . . . .      42     Director
 Alan L. Wurtzel   . . . . . . . .      61     Director

         DAVID I. FUENTE has been Chairman of the Board and Chief Executive Officer since he joined the Company in December 1987. For five years prior to that time, he was employed by The Sherwin-Williams Co. ("Sherwin-Williams") as President of its Paint Stores Group, a chain of over 1,800 paint stores. Prior positions included Vice President of Marketing of the Paint Stores Group and Vice President of Marketing, Consumer Division, and Vice President of Marketing, Automotive Aftermarket Division of Sherwin-Williams. Mr. Fuente is a director of National Vision Associates Ltd.

         MARK D. BEGELMAN has been a director, President and Chief Operating Officer since he joined the Company in April 1991. He has substantial experience in the office products industry and over 20 years in retail merchandising. Prior to joining the Company, he was Chairman of the Board of The Office Club, Inc. ("Office Club") from August 1990 until April 1991 and Chief Executive Officer of Office Club from April 1986 until April 1991, when Office Club became a subsidiary of the Company. From May 1981 to May 1986, he served as Senior Vice President of John Bruener Company, a home furnishings retailer. From June 1976 to May 1981, Mr. Begelman was Divisional Merchandise Manager of Jordan Marsh Stores Corporation, a general merchandise retailer.

         BARRY J. GOLDSTEIN has been Chief Financial Officer since he joined the Company in May 1987, has served as Executive Vice President--Finance since July 1991 and has served as Secretary since January 1988. From May 1987 until June 1991, he served as Vice President--Finance. Prior to joining the Company, he spent 22 years in public accounting, the most recent 18 of which were with Grant Thornton, a national accounting firm. He became a partner of Grant Thornton in 1976.

         F. TERRY BEAN has been Executive Vice President--Human Resources since he joined the Company in January 1994. Prior to joining the Company, he was employed by Roses Stores Inc., a mass merchandiser, as Senior Vice President of Human Resources. From 1978 to 1989, he was employed by Federal Express Corp., a shipping company, where he held the position of Vice President of Personnel Services from 1982 through 1989. Prior to 1978, Mr. Bean held human resource management positions with Eaton Corp. and Johnson & Johnson Corp.

         RICHARD M. BENNINGTON has been Executive Vice President -- Retail Division (formerly known as Store Operations) since July 1991. He joined the Company as a store manager in June 1986 and has served as the Company's Executive Vice President -- Office Depot Store Operations, Vice President -- Operations, District Manager and Director of Store Operations. Prior to joining the Company, he was employed for one year by Mr. How, a chain of home products stores, as a Zone Manager and held various field operations positions with other specialty and mass merchandise chains.

         GARY D. FOSS has been Executive Vice President -- Marketing since February 1995 and from the time he joined the Company in April 1991 until March 1993. Mr. Foss served as Executive Vice President -- Merchandising and Marketing from April 1993 to February 1995. From July 1990 until April 1991, he was the Executive Vice President -- Merchandising of Office Club, a subsidiary of the Company since April 1991. From 1985 to 1990, he was Chief Executive Officer and President of Home Express, Inc., a California-based home furnishing retailer. From 1962 to 1985, Mr. Foss held various merchandising, marketing and management positions with Dayton Hudson Corporation, including Chief Executive Officer and President of the R.G. Brandens Home Store Division.

         HARRY S. BROWN has been Executive Vice President -- Merchandising since he joined the Company in February 1995. Prior to joining the Company, he was employed by Marshall's, an off-price department store chain, where he served in various senior merchandise management positions from 1989 until 1995, most recently as Executive Vice President, Merchandising, Planning and Allocation. From 1980 to 1989, he served in various merchandise management positions within Macy's.

         JUDITH ROGALA has been Executive Vice President -- Business Services Division since she joined the Company in June 1994. Prior to joining the Company, she served as President and Chief Executive Officer of EQ-The Environmental Quality Company, a waste management company, from 1992 to 1994. Ms. Rogala was President and Chief Executive of Flagship Express, Inc., an air cargo business, from 1990 to 1992. From 1980 to 1990, she served as Senior Vice President, Central Support Services and as a Regional Vice President of Federal Express Corporation.

         WILLIAM P. SELTZER has been Executive Vice President--Systems and Distribution since joining the Company in August 1992. Prior to joining the Company, he was Senior Vice President--Distribution and Systems of Revco D.S. Inc. from November 1987 to July 1992. Mr. Seltzer was Vice President of Systems for the H.E. Butt Grocery Company from 1977 to 1987, and was Corporate Manager of Information Processing from 1972 to 1977 with SCM Corporation.

         DENIS DEFFOREY has been a director since April 1990. He is a member of the oversight committee ("Conseil de Surveillance") of Carrefour, a French hypermarket chain that he co-founded in 1959 and is a director of DeNoyange S.A., the principal shareholder of Carrefour. Mr. Defforey is a director of Editions, S.A. and PetsMart, Inc.

         W. SCOTT HEDRICK has been a director since April 1991. From November 1986 until April 1991, he was a director of Office Club, a subsidiary of the Company since April 1991. He was a founder and has been a general partner of InterWest Partners, a venture capital fund, since 1979.

         JOHN B. MUMFORD has been a director since April 1991. He was a co-founder of Office Club, a subsidiary of the Company since April 1991. Mr. Mumford served as Chairman of the Board of Directors of Office Club from its inception in February 1986 to August 1990, and served as Vice Chairman of the Board of Directors of Office Club from August 1990 until April 1991. He has been president of Crosspoint Corporation, a venture capital firm, since 1972 and managing general partner of Crosspoint Venture Partners, a venture capital fund, since 1982. Mr. Mumford is Chairman of the Board of Photonics Corporation and a director of INMAC Corporation.

         MICHAEL J. MYERS has been a director since July 1987. He is the President and a director of First Century Partners Management Company, an advisor to private venture capital equity funds, and a director of Smith Barney Venture Corp., a wholly-owned subsidiary of Smith Barney, Inc., which acts as the managing general partner of two private venture capital equity funds.
Until January 1992, he was a Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co., Incorporated ("Smith Barney"). He joined Smith Barney's venture capital group in 1972 and has had a senior operating responsibility for that group since 1976. Prior to 1972, he spent three years with J.H. Whitney & Co., a private venture capital firm. Mr. Myers is a director of Vista Environmental Information, Inc.

         PETER J. SOLOMON has been a director since April 1990. He is Chairman and Chief Executive Officer of Peter J. Solomon Company Limited, an investment banking firm which provided services to the Company in fiscal 1993. From 1985 to 1989, he was a Vice Chairman and a member of the board of directors of Shearson Lehman Hutton Inc. ("Shearson"). From 1981 to 1985, he was a Managing Director at Shearson. Mr. Solomon is a director of Centennial Cellular Corporation, Century Communications, Inc., Monro Muffler/Brake, Inc., Phillips-VanHeusen Corporation, Bradlees, Inc. and Culbro Corporation.

         CYNTHIA COHEN TURK has been a director since July 1994. She is the President of MARKETPLACE 2000, a marketing and strategy consulting firm. Prior to founding the firm in 1990, she was a Partner of Deloitte & Touche. Ms. Turk is a director of Loehmann's Holdings, Inc., L. Luria & Son, Inc., One Price Clothing, Inc., Spec's Music Stores, Inc. and The Mark Group.

         ALAN L. WURTZEL has been a director since February 1989. Since June 1994, he has been the Vice Chairman of the Board of Circuit City Stores, Inc. ("Circuit City"), a large consumer electronics retailing chain. From 1986 to 1994, he served as Chairman of the Board of Circuit City, and prior to 1986, he served in several other capacities with Circuit City, including Chief Executive Officer, President and Vice President. From December 1986 to
April 1988, he served as President of Operation Independence, a nonprofit organization.

         For fiscal 1994, Messrs. Bean, Bennington, Defforey, Foss, Goldstein, Mumford, Seltzer, Solomon and Wurtzel, and Ms. Rogala and Ms. Turk failed to file a Form 5 in a timely manner. John Schmidt, Vice President and Controller, failed to file a Form 4 and a Form 5 in a timely manner and Ms. Rogala and Ms. Turk each failed to file a Form 3 in a timely manner.

         The Board met 6 times during the 1994 fiscal year. The Board has standing Audit, Compensation, Executive and Nominating Committees. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees on which they served.

         The Audit Committee is composed of four directors (currently Messrs. Defforey, Mumford and Myers and Ms. Turk). This committee recommends to the Board the appointment of the Company's independent accountants. The committee meets with the independent accountants to discuss the scope of the audit, any nonaudit related assignments, fees, the independence of the accountants, the results of the audit and the effectiveness of the Company's internal accounting controls. The committee reports to the Board. The independent accountants have access to the committee, with or without advising management, to discuss auditing and any other accounting matters. The Audit Committee met 3 times during the 1994 fiscal year.

         The Compensation Committee is currently composed of two directors (currently Messrs. Hedrick and Wurtzel). This committee recommends action to the Board regarding the salaries and incentive compensation of elected officers of the Company. The committee also reviews the compensation of certain other principal management employees and administers the Company's employee benefit plans. The Compensation Committee met 4 times during the 1994 fiscal year.

         The Executive Committee was established in February 1992 and is composed of four directors (currently Messrs. Begelman, Fuente, Solomon and Wurtzel). This committee handles matters arising between regularly scheduled meetings of the Board. The Executive Committee did not meet during the 1994 fiscal year.

         The Nominating Committee is composed of four directors (currently Messrs. Begelman, Fuente, Solomon and Wurtzel). This committee evaluates the performance of incumbent directors, considers nominees recommended by management or stockholders of the Company and develops its own recommendations. The committee will consider nominees recommended by stockholders, although it has not adopted any procedures to be followed by stockholders in submitting such recommendations. In February, 1994, the Nominating Committee adopted a charter formalizing the duties of the Committee and evidencing the Company's commitment to increasing the diversity of the Board. The Nominating Committee met once during the 1994 fiscal year.

COMPENSATION

         Directors Compensation. Until April 1994, directors who were not salaried officers of the Company received $18,000 per year for serving on the Board and were reimbursed for costs incurred in attending meetings. No additional amounts were paid for attendance at special meetings or for service on any committee of the Board. Directors who were not salaried officers of the Company also each received a number of options equal to $150,000 divided by the fair market value of Common Stock on the date of grant for their first year of service on the Board after election by the Company's stockholders and a number of options equal to $50,000 divided by the fair market value of Common Stock on the date of grant for each subsequent year of service on the Board. Such options become exercisable in equal proportions on the first, second and third anniversary of the date of grant. Directors who are salaried officers of the Company receive no compensation other than their compensation for such service as officers.

         From April 1994 until March 1995, directors who were not salaried officers of the Company received $8,000 per year plus $1,000 per Board meeting attended for serving on the Board and were reimbursed for costs incurred in attending meetings. No additional amounts were paid for service on any committee of the Board. Directors who were not salaried officers of the Company also each received options to purchase 7,500 shares of Common Stock per year, with an exercise price per share of fair market value measured on the date of grant. Such options become exercisable in equal proportions on the first, second and third anniversary of their date of grant. Directors who were salaried officers of the Company received no compensation other than their compensation for such service as officers.

         Effective April 1995, directors who are not salaried officers of the Company receive $15,000 per year plus $2,000 per Board meeting attended and are reimbursed for costs incurred in attending meetings. No additional amounts are paid for service on any committee of the Board. Directors who are not salaried officers of the Company also each receive options to purchase 7,500 shares of Common Stock per year, with an exercise price per share of fair market value measured on the date of grant. Such options become exercisable in equal proportions on the first, second and third anniversary of their date of grant. Directors who are salaried officers of the Company receive no compensation other than their compensation for such service as officers.

         Executive Officers Compensation. The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the 1992, 1993 and 1994 fiscal years by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                             Annual Compensation                  Long-Term Compensation
                                      ---------------------------------     ----------------------------------
                                                                                     Awards            Payouts
                                                                            -----------------------    -------
                                                                                         Securities
                                                                 Other                     Under-                    All
                                                                 Annual     Restricted      lying                   Other
                                                                Compen-       Stock        Options/      LTIP      Compen-
         Name and                     Salary        Bonus        sation      Award(s)       SARs       Payouts     sation
    Principal Position      Year        ($)          ($)         ($)(1)        ($)         (#)(2)        ($)       ($)/(3)
 ------------------------   ----      -------     ---------     -------     ----------   ----------    -------     -------
 David I. Fuente,           1994      625,000     1,250,000       -0-          -0-         125,000       -0-        5,328
   Chief Executive          1993      550,000       864,981       -0-          -0-         112,500       -0-        4,497
   Officer                  1992      475,000       335,350       -0-          -0-         272,655       -0-        4,364

 Mark D. Begelman,          1994      500,000     1,000,000       -0-          -0-         100,000       -0-        4,545
   President and Chief      1993      450,000       651,384       -0-          -0-          90,000       -0-        4,497
   Operating Officer        1992      400,000       256,000       -0-          -0-         102,330       -0-        4,364

 Gary D. Foss,              1994      300,000       408,000       -0-          -0-          35,000       -0-        2,958
   Executive Vice Presi-    1993      250,000       344,469       -0-          -0-          52,500       -0-        4,322
   dent -- Marketing        1992      225,000       135,900       -0-          -0-          61,537       -0-        1,211

 Richard M. Bennington,     1994      300,000       396,000       -0-          -0-          35,000       -0-        2,958
   Executive Vice           1993      250,000       339,477       -0-          -0-          52,500       -0-        4,355
   President --             1992      225,000       128,250       -0-          -0-          33,750       -0-        2,700
   Retail Division

 Barry J. Goldstein,        1994      300,000       393,600       -0-          -0-          35,000       -0-        2,958
   Executive Vice           1993      250,000       335,483       -0-          -0-          52,500       -0-        3,707
   President --             1992      225,000       131,400       -0-          -0-          77,783       -0-        2,700
   Finance, Chief
   Financial Officer and
   Secretary


(1) Other Annual Compensation items for persons named in the summary compensation table were not reportable in 1994, 1993 and 1992.

(2) Options granted have been adjusted to reflect a two-for-one stock split in 1992, a three-for-two stock split in 1993, and a three-for-two stock split in 1994.

(3) Amounts reported represent matching contributions under the Company's Retirement Savings Plan, a defined contribution plan.

      The following table sets forth information with respect to all options granted in fiscal 1994 under the Option Plan to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                  Individual Grants                                           Grant Date Value
- -----------------------------------------------------------------------------------------   --------------------
                              Number of        Percent of
                             Securities          Total
                             Underlying       Options/SARs
                              Options/         Granted to     Exercise or                         Grant Date
                                SARs          Employees in    Base Price      Expiration        Present Value(2)
           Name              Granted(1)       Fiscal Year       ($/Sh)           Date                 ($)
- ----------------------------------------------------------------------------------------------------------------
 David I. Fuente . . . .      125,000             6.7           21.00          7/29/04             1,496,607

 Mark D. Begelman  . . .      100,000             5.4           21.00          7/29/04             1,197,286

 Gary D. Foss  . . . . .       35,000             1.9           21.00          7/29/04               419,050

 Richard M. Bennington .       35,000             1.9           21.00          7/29/04               419,050

 Barry J. Goldstein  . .       35,000             1.9           21.00          7/29/04               419,050

- -----------------

(1) All options granted in fiscal 1994 vest in three equal installments on July 29, 1995, July 29, 1996 and July 29, 1997 and were not awarded with tandem stock appreciation rights ("SARs"). In the event of a Sale of the Company (as defined in the Option Plan), the committee administering the Option Plan may stipulate in its sole discretion, that (i) outstanding options and SARs will become immediately exercisable; (ii) outstanding options and SARs shall be assumed by the successor corporation; or (iii) substantially equivalent options and SARs shall be substituted by the successor corporation. In order to prevent dilution or enlargement of rights under the options, in the event of a reorganization, recapitalization, stock split, stock dividend, combinations of shares, merger, consolidation or other change in the Common Stock the number of shares available upon exercise and the exercise price will be adjusted accordingly. The Compensation Committee may, subject to specified limitations, advance (i) the date on which an option shall become exercisable by the grantee and (ii) the grantee's right to designate an Appreciation Date for any SAR.

(2) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options granted in 1994 by the Company to the executive officers listed above. Under the Black-Scholes option pricing model, the grant date present value of each stock option referred to in the table was calculated to be $11.97. The following facts and assumptions were used in making such calculation: (i) an exercise price of $21.00 for each such stock option; (ii) a fair market value of $21.00 for one share of Common Stock on the date of grant; (iii) a dividend yield of 0%; (iv) a stock option term of 10 years; (v) a stock volatility of 27.87%, based on an analysis of weekly stock closing prices of Common Stock during the fourth quarter of 1994; and (vi) an assumed risk-free interest rate of 7.10%, which is equivalent to the yield on a ten-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present value of $11.97 for each stock option was multiplied by the total number of stock options granted to each of the executive officers listed above to determine the total grant date present value of such stock options granted to each such executive officer, respectively.

      The following table sets forth information with respect to all options exercised in fiscal 1994 and the year-end value of unexercised options held by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                        Number of             Value of
                                                                  Securities Underlying     Unexercised
                                                                       Unexercised          In-the-Money
                                                                     Options/SARs at      Options/SAR's at
                                                                     Fiscal Year-End       Fiscal Year-End


                           Shares Acquired       Value                Exercisable/         Exercisable/
                             on Exercise        Realized              Unexercisable        Unexercisable
           Name                  (#)              ($)                     (#)(1)               ($)(1)
- ----------------------------------------------------------------------------------------------------------
 David I. Fuente . . . .         -0-               -0-                   699,272            10,590,889
                                                                         290,885             1,653,485
 Mark D. Begelman  . . .       236,966          4,499,376                848,220            14,181,471
                                                                         194,110               980,634

 Gary D. Foss  . . . . .        30,000            646,958                235,618             4,258,596
                                                                          90,513               500,041
 Richard M. Bennington .         -0-               -0-                   227,504             3,771,925
                                                                          81,250               417,929

 Barry J. Goldstein  . .         9,000            174,250                244,107             3,773,162

- --------------------
(1) The first number shown for each officer represents exercisable options, and the second number represents unexercisable options.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Board is comprised of two directors, currently Messrs. Hedrick and Wurtzel. Neither of such directors is or was an officer of the Company or any of its subsidiaries, no executive officer of the Company serves or served on the compensation committee of another entity (i) one of whose executive officers served on the compensation committee of the Company or (ii) one of whose executive officers served as a director of the Company, and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serving on the compensation committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's compensation philosophy is to motivate employees to enhance shareholder value. The Company's compensation practices are designed to attract, motivate and retain key personnel by recognizing individual contributions as well as the achievement of specific pre-determined goals and objectives primarily through the use of "at risk" compensation strategies.

      The Company's compensation program for executive officers consists of three main components: (1) competitive base salaries, (2) annual cash incentives based on overall Company performance and, with respect to those executives who are not eligible to participate in the Designated Executive Plan, individual performance, and (3) stock option awards intended to encourage the achievement of superior results over time and to align executive officer and shareholder interests. The second and third components constitute "at risk" elements of each executive's total compensation. The Compensation Committee utilized the services of an independent consultant to assist in the analysis of all three compensation components for the 1994 fiscal year.

      Base Salary. The Compensation Committee determines base salaries for executive officers utilizing market data developed by its independent consultant which focuses on other high performance and specialty retail companies. The survey focused on companies with annual revenues in the $2-$4 billion range. A number of the companies included in the comparison base for establishing executive pay levels were included in the S&P Retail Stores Composite and in the S&P 500, which the Company utilized in the performance graph elsewhere in this proxy statement. The Committee targets the median level of the executive market for comparably sized companies within these surveys in determining executive base pay levels.

      The base salary for Mr. Fuente, Chairman and Chief Executive Officer, increased by $75,000, a 13.6% increase over his 1993 base salary. Salaries for the next four highest compensated officers as a group rose by $200,000, or 16.7%, over 1993 base pay. These increases in salaries for the Chief Executive Officer and next four highest compensated officers position these executives at approximately the median for their peer group and reflect the increase in responsibilities consistent with the Company's rapid growth.

      Annual Bonus. The bonus compensation of the Company's executive officers is determined pursuant to (i) the Office Depot, Inc. Management Incentive Plan (the "Management Plan") or (ii) the Office Depot, Inc. Designated Executive Incentive Plan, which is presented for stockholder approval herein (the "Designated Executive Plan," and, together with the Management Plan, the "Incentive Plans"). The Incentive Plans provide for cash awards to eligible participants. Eligible participants under the Management Plan are generally salaried employees, including executive officers, who have been employed by the Company through the end of the related fiscal year. Under the Designated Executive Plan, eligible participants are defined to include those key employees of the Company who have been identified by the Board. The objective of the Incentive Plans is to enhance shareholder value by rewarding employees for the attainment of the Company's financial objectives and, in the case of the Management Plan, for the attainment of other specific individual goals linked to specified strategic elements of the business. By extending annual bonuses deep into the organization, all managerial employees are motivated to help achieve the Company's profit objectives as well as other key strategic initiatives of the Company.

      Awards under the Incentive Plans are expressed as a percentage of base salary. These awards are a function of (i) the participant's level of responsibility, (ii) the Company's financial performance for the year, and
(iii) in the case of the Management Plan, the participant's individual performance for the year, as measured by specified goals established for such participant. The Company has reserved the discretionary power under the Management Plan to defer payment under such plan for up to 24 months after the date payment would otherwise be made to the extent necessary to prevent a participant's includible compensation from exceeding the $1 million limit under
Section 162(m) for any given year.

      Under the Management Plan, performance is measured in connection with attainment of specific earnings per share objectives as well as individual goals that are established by the participant and his or her immediate supervisor. Individual goals include targets which are above and beyond the participant's normal job functions. Under the Designated Executive Plan, performance is measured in connection with attainment of specific objectives based on one or more of the following five measurements of the Company's performance, as determined by the Compensation Committee each year and as such measurements may be adjusted for merger costs as presented on the Company's audited financial statements: pre-tax earnings, net earnings, earnings per share, return on assets and return on equity. The maximum bonus amount payable under the Designated Executive Plan in any single year to any single officer is $2,000,000. The goals of and awards to the Chief Executive Officer, the President, and the executive officers of the Company under the Incentive Plans are approved by the Compensation Committee.

      For 1994, the Compensation Committee determined that the actual Incentive Plan awards, for executive officers only, could be as much as twice the maximum award otherwise payable if the Company's earnings per share exceed the "stretch" goal (the most aggressive target level) established by the Compensation Committee by including a "performance premium" if earnings per share exceeded the prior year by at least 50%. This goal was significantly above the Company's earnings forecast at the time the objective was established. Actual 1994 earnings per share were $0.69 compared to $0.45 in 1993 (prior to restatement for 1994 acquisitions accounted for on a pooling of interest basis), or an increase of 53%, resulting in premium bonus payments for the executive officer group under both the Management Plan and the Designated Executive Plan.

      For 1994, Mr. Fuente, Chairman and Chief Executive Officer, earned a bonus of $1,250,000 as a result of the performance premium related to the earnings per share performance. This "at risk" portion was 66.7% of Mr. Fuente's 1994 total cash compensation. For 1994, Mr. Begelman, President and Chief Operating Officer, earned a bonus of $1,000,000 as a result of the performance premium related to the earnings per share performance. This "at risk" portion was 66.7% of Mr. Begelman's 1994 total cash compensation. Such awards were made pursuant to the Designated Executive Plan, which is submitted for approval herein. Approval of the Designated Executive Plan is required for the payment of amounts payable thereunder with respect to the 1994 fiscal year.

      For 1994, incentive awards to other executive officers pursuant to the Management Plan were based on earnings per share objectives and specific individual objectives as established by the Compensation Committee. The incentive opportunities for the executive officers pursuant to the Management Plan are calculated as a percentage of base salary, with an award of up to twice the maximum award otherwise payable if the Company's earnings per share exceed the "stretch" goal (the most aggressive target level) established by the Compensation Committee. For 1994, the three highest paid officers (other than Messrs. Fuente and Begelman) as a group earned bonuses pursuant to the Management Plan totalling an aggregate of $1,197,600. The "at risk" portion was an aggregate of 57.1% of total compensation for such executives.

      Stock Based Incentive Program. The objective of stock option awards is to motivate grantees to maximize long-term growth and profitability of the Company. Grantees can recognize value from options granted only if the Company's stock price increases after the date on which such options are granted, since the exercise price of options granted must at least equal the fair market value of the Company's stock on the date of grant. The award of options thus aligns the long-range interests of the grantees with those of shareholders.

      Grants of options to the Company's executive officers and other key employees in fiscal 1994 were made pursuant to the Option Plan. Grants of options under the Option Plan were generally made annually. The Compensation Committee determined the grant levels for grants to the Chief Executive Officer, the President, and the executive officers of the Company after taking into consideration prior year's grants, the organizational impact of the participant and the level of emphasis the Company placed on participant retention. Stock option awards below the executive officer level are a function of position within the organization.

      Awards granted to Mr. Fuente and the next four highest compensated executives for 1994 appear in the table on page ___. Based on the Black-Scholes option pricing model, the present value at date of grant of Mr. Fuente's 1994 stock options represents 44.3% of his total 1994 compensation. The total "at risk" portion, stock options plus annual bonus, was 81.3% of total 1994 compensation.

      Stock option awards granted to the next four highest compensated executives for 1994 represent 40.5% of total 1994 compensation. The total "at risk" portion, stock plus annual bonus, for the next four highest compensated executives was 76.7% of total 1994 compensation.

      This emphasis of "at risk" compensation is consistent with the Company's compensation philosophy and supports continued creation of shareholder value.

      Deferred Compensation Plan. The Company's executive officers and other key employees are permitted to defer up to 25% of their base salaries and up to 100% of their bonuses under the Office Depot, Inc. Deferred Compensation Plan. Deferrals may generally be made for any period of time selected by the executive, but the Company has the right to further defer payouts under the plan in order to avoid exceeding the $1 million cap on executive compensation. Although the plan allows the Company to make additional matching deferrals and incentive contributions at its discretion, no such contributions were made under the plan for 1994 and no such contributions are contemplated for 1995.

      Split Dollar Life Insurance. Effective in April 1995, the Corporation makes available to its executive officers the opportunity to purchase whole life insurance policies, with the premiums payable by the Company. If the Company's assumptions regarding mortality, dividends and other factors are realized, the Company will recover all of its payment for premiums either from death benefits or from the executive, if the policy is transferred to the executive.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m), which took effect January 1, 1994, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers.

      Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants and annual bonus) in a manner that complies with Section 162(m).

                                           Report of Compensation Committee

                                           Alan L. Wurtzel, Chairman
                                           W. Scott Hedrick, member

COMMON STOCK PERFORMANCE

      The graph shown below compares the cumulative total shareholder return on the Company's Common Stock since December 31, 1989 with the S&P 500 Index and the S&P Retail Stores Composite Index.


             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
 OFFICE DEPOT, INC., THE S&P 500 INDEX AND THE S&P RETAIL STORES COMPOSITE INDEX



MEASUREMENT PERIOD                  OFFICE DEPOT, INC.            S&P 500              S&P RETAIL STORES
12/31/89                                   100                      100                       100
12/31/90                                    87                       97                       100
12/31/91                                   281                      126                       159
12/31/92                                   376                      136                       186
12/31/93                                   560                      150                       179
12/31/94                                   588                      152                       163

CERTAIN TRANSACTIONS

      On April 24, 1991, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Carrefour S.A., a societe anonyme organized under the laws of France ("Carrefour"), pursuant to which the Company agreed to sell to Carrefour 6,435,000 newly issued shares of the Company's Common Stock at a price of $6.23 per share (the "Carrefour Transaction").
These shares are currently held by an indirect wholly-owned subsidiary of Carrefour, Fourcar B.V. The Carrefour Transaction was consummated on June 7, 1991 and resulted in proceeds to the Company of $40,040,000. Under the terms of the Stock Purchase Agreement, among other provisions, Carrefour and its affiliates may not, prior to July 1, 1994, without the consent of the Board and subject to certain conditions, (i) increase their percentage ownership of the Company's voting securities above the greater of (A) 25% or (B) 1% more than the percentage ownership of any other stockholder or stockholder group of the Company, (ii) sell such shares without first offering such shares to the Company pursuant to a right of first refusal, or (iii) form or encourage the formation of a group to acquire control of the Company. In the event of any subsequent issuances of the Company's securities prior to July 1, 1994, Carrefour has been granted the preemptive right to purchase additional securities of the Company in order to retain its percentage ownership in the Company. In connection with the Carrefour Transaction, the Company has also granted Carrefour certain registration rights and has agreed to nominate, and to use reasonable efforts to elect, a representative of Carrefour to the Board so long as Carrefour and its affiliates hold at least 10% of the Company's outstanding voting securities. Mr. Defforey was nominated to the Board in accordance with this agreement. In addition, Carrefour has agreed not to compete with the Company in the retail office products supply business in a large volume, warehouse or discount store format in North America.


SHAREHOLDER PROPOSALS

      Shareholder proposals for inclusion in proxy materials for the Company's 1996 Annual Meeting of Stockholders should be addressed to the Corporate Secretary at the Company's principal executive offices, 2200 Old Germantown Road, Delray Beach, Florida 33445, and must be received by the Company on or before December 15, 1995.


OTHER MATTERS

      It is not presently expected that any matters other than those discussed herein will be brought before the Annual Meeting. If, however, other matters do come before the meeting, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with the recommendation of the Company's management.

                                                                         ANNEX A
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               OFFICE DEPOT, INC.



                                  ARTICLE ONE

         The name of the corporation is Office Depot, Inc.

                                  ARTICLE TWO

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

                                 ARTICLE THREE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

         4.1 Capital Stock. The total number of shares of capital stock which the corporation has authority to issue is 400 million shares of Common Stock, par value of $0.01 per share, and 1 million shares of Preferred Stock, par value of $0.01 per share.

         4.2 Common Stock. Except as otherwise provided by the General Corporation Law of the State of Delaware, by this restated certificate of incorporation or any amendments thereto or by resolutions adopted by the board of directors of the corporation providing for the issuance of Preferred Stock, all of the voting power of the corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one (1) vote for each share of Common Stock held by such holder on all matters voted upon by the stockholders.

         4.3 Preferred Stock. The board of directors of the corporation is authorized, subject to the limitations prescribed by law and the provisions of this restated certificate of incorporation, to provide for the issuance of shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series and to fix the designations, voting powers, preferences, rights and qualifications, limitations or restrictions of the shares of the Preferred Stock of each such series.

                                  ARTICLE FIVE

         The Corporation is to have perpetual existence.

                                  ARTICLE SIX

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                 ARTICLE SEVEN

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors of the corporation or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                 ARTICLE EIGHT

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE TEN

         The corporation has expressly elected not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                                                      APPENDIX A

                     OFFICE DEPOT, INC. OMNIBUS EQUITY PLAN

ARTICLE 1.  GENERAL

                 1.1 Purpose. The purpose of the Office Depot, Inc. Omnibus Equity Plan (the "Plan") is to provide for certain officers, directors and key personnel, as defined in Section 1.3, of Office Depot, Inc. (the "Company") and certain of its Affiliates, and individuals who provide significant services for the benefit of the Company and certain of its Affiliates, with an equity-based incentive to maintain and enhance the performance and profitability of the Company. It is the further purpose of this Plan to permit the granting of options and stock appreciation rights that will constitute performance-based compensation for certain executive officers, as described in section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

                 1.2      Administration.

                 (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which Committee shall consist of two or more directors. It is intended that the directors appointed to serve on the Committee shall be "disinterested persons" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act")) and "outside directors" (within the meaning of Code section 162(m)), so long as satisfaction of such classifications is required for the exemptions set forth in such Rule and section; provided, however, that the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

                 (b) The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive.

                 (c) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

                 (d) Notwithstanding anything to the contrary contained herein: the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case, the term Committee as used herein shall be deemed to mean the Board.

                 (e) The Company shall bear all costs, including attorneys' and accountants' fees and expenses, of administering the Plan.

                 1.3 Persons Eligible for Awards. Awards under the Plan may be made to such officers, directors and executive, managerial or professional employees ("key personnel") of the Company or its Affiliates, and individuals who provide significant services for the benefit of the Company or its Affiliates, as the Committee shall from time to time in its sole discretion select; provided, that officers who are not employees of the Company or any of its Affiliates shall not be eligible to receive awards under the Plan, and provided, further, that directors who are not, and were not during the previous year, (i) a director of the Company or any of its Affiliates who was granted or awarded equity securities pursuant to the Office Depot, Inc. Stock Option and Stock Appreciation Rights Plan or any other plan of the Company or any of its Affiliates (other than the Office Depot, Inc. Amended Directors Stock Option Plan or (ii) an officer or employee of the Company or any of its Affiliates, shall not be eligible to receive awards under the Plan.

                 1.4      Types of Awards Under Plan.

                 (a) Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) stock appreciation rights related to an option ("related stock appreciation rights"), (iii) stock appreciation rights not related to any option ("unrelated stock appreciation rights") and (iv) restricted stock awards ("restricted stock awards"), all as more fully set forth in Sections 2 and 3.

                 (b) Options granted under the Plan may be either (i) "nonqualified" stock options subject to the provisions of Code section 83 or
(ii) options intended to qualify for incentive stock option treatment described in Code section 422.

                 (c) All options when granted are intended to be nonqualified stock options, unless the applicable Plan agreement explicitly states that the option is intended to be an incentive stock option. If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified stock option appropriately granted under the Plan, provided that such option (or portion) otherwise meets the Plan's requirements relating to nonqualified stock options.

                 1.5      Shares Available for Awards.

                 (a) Subject to Section 4.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which awards may be granted under the Plan, shall equal the excess (if any) of 4,725,000 shares, over (i) the number of shares of Common Stock subject to outstanding awards, (ii) the number of shares in respect of which options and stock appreciation rights have been exercised, and (iii) the number of shares issued subject to forfeiture restrictions which have lapsed.

                 In accordance with (and without limitation upon) the preceding sentence, awards may be granted in respect of the following shares of Common
Stock: shares covered by previously granted awards that have expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting) and with respect to which shares a grantee has received no benefits of ownership (other than voting rights and dividends that were forfeited on such expiration, termination or cancellation).

                 As a further limitation in addition to the foregoing, the total number of shares of Common Stock with respect to which restricted stock awards may vest under the Plan shall not exceed (subject to adjustments under Section 4.5) 2 percent of the number of shares of Common Stock issued and outstanding on the date the Plan is initially approved by the stockholders of the Company.

                 (b) In any calendar year, a continuing employee of the Company eligible for awards under the Plan may not be granted options and/or unrelated stock appreciation rights under the Plan covering a total of more than 250,000 shares of Common Stock; and an employee of the Company eligible for awards under the Plan who was not an employee of the Company prior to such year may not be granted options and/or unrelated stock appreciation rights under the Plan covering a total of more than 400,000 shares of Common Stock.

                 (c) The aggregate fair market value (as of the effective date of grant of incentive stock options) of Common Stock with respect to which incentive stock options granted to a grantee under the Plan are exercisable for the first time by such grantee during any calendar year shall not exceed $100,000.

                 (d) Shares of Common Stock that shall be subject to issuance pursuant to the Plan shall be authorized and unissued, treasury or reacquired shares of Common Stock or any combination thereof.

                 (e) Without limiting the generality of the foregoing, the Committee may, with the grantee's consent, cancel any award under the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made; and further provided, notwithstanding the foregoing or any other provision of this Plan, that in no event shall an option or stock appreciation right be granted in substitution for a previously granted option or stock appreciation right, with the old award being canceled or surrendered as a condition of receiving the new award, if the new award would have a lower option exercise price or stock appreciation right appreciation base than the award it replaces. The foregoing is not intended to prevent equitable adjustment of awards upon the occurrence of certain events as herein provided, for example, without limitation, adjustments pursuant to Section 4.5.

                 1.6      Definitions of Certain Terms.

                 (a) The term "Affiliate" as used herein means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

                 (b) The term "Common Stock" as used herein means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

                 (c) Except as otherwise determined by the Committee in its sole discretion, the "fair market value" as of any date and in respect of any share of Common Stock shall be:

                           (i) if the Common Stock is listed for trading on the New York Stock Exchange, the closing price, regular way, of the Common Stock as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or

                          (ii) if the Common Stock is not so listed but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the closing price, regular way, of the Common Stock on such exchange or NASDAQ/NMS, as the case may be, on which the largest number of shares of Common Stock have been traded in the aggregate on the preceding twenty trading days, or, if no such reported sale of the Stock shall have occurred on such date on such exchange or NASDAQ/NMS, as the case may be, on the preceding date on which there was such a reported sale on such exchange or NASDAQ/NMS, as the case may be; or

                         (iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported.

                 1.7      Agreements Evidencing Awards.

                 (a) Options, stock appreciation rights and restricted stock awards granted under the Plan shall be evidenced by written agreements. Other awards granted under the Plan shall be evidenced by written agreements to the extent the Committee may in its sole discretion deem necessary or desirable. Any such written agreements shall (i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "Plan agreements."

                 (b) Each Plan agreement shall set forth the number of shares of Common Stock subject to the award granted thereby.

                 (c) Each Plan agreement with respect to the granting of a related stock appreciation right shall set forth the number of shares of Common Stock subject to the related option which shall also be subject to the related stock appreciation right granted thereby.

                 (d) Each Plan agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. The option exercise price per share shall not be less than the fair market value of a share of Common Stock on the date the option is granted.

                 (e) Each Plan agreement with respect to a stock appreciation right shall set forth the amount (the "appreciation base") over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby. The appreciation base per share of Common Stock subject to a stock appreciation right shall not be less than (i) in the case of an unrelated stock appreciation right, the fair market value of a share of Common Stock on the date the stock appreciation right is granted, or (ii) in the case of a related stock appreciation right, the option exercise price per share of Common Stock subject to the related option.

ARTICLE 2.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

                 2.1 Grant of Stock Options. The Committee may grant options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

                 2.2      Grant of Stock Appreciation Rights.

                 (a) Related Stock Appreciation Rights. The Committee may grant a related stock appreciation right in connection with all or any part of an option granted under the Plan, either at the time the related option is granted or any time thereafter prior to the exercise, termination or cancellation of such option, and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. The grantee of a related stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of the related option granted under the Plan, but only to the extent that such option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to such option or portion thereof (determined as of the date of exercise of such stock appreciation right), over (ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to such stock appreciation right or portion thereof.

                 (b) Unrelated Stock Appreciation Rights. The Committee may grant an unrelated stock appreciation right in such amount and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. The grantee of an unrelated stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of such stock appreciation right, but only to the extent that such stock appreciation right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of: (i) the aggregate fair market value of the shares of Common Stock subject to such stock appreciation right or portion thereof (determined as of the date of exercise of such stock appreciation right); over (ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to such stock appreciation right or portion thereof.

                 (c) Payment. Payment due to the grantee upon exercise of a stock appreciation right shall be made in cash and/or in Common Stock (valued at the fair market value thereof as of the date of exercise) as determined by the Committee in its sole discretion.

                 2.3 Exercise of Related Stock Appreciation Right Reduces Shares Subject to Option. Upon any exercise of a related stock appreciation right or any portion thereof, the number of shares of Common Stock subject to the related option shall be reduced by the number of shares of Common Stock in respect of which such stock appreciation right shall have been exercised.

                 2.4 Exercisability of Options and Stock Appreciation Rights. Subject to the other provisions of the Plan:

                 (a) Exercisability Determined by Plan Agreement. Each Plan agreement shall set forth the period during which and the conditions subject to which the option or stock appreciation right evidenced thereby shall be exercisable, as determined by the Committee in its discretion.

                 (b) Exercise of Related Stock Appreciation Right. Unless the applicable Plan agreement otherwise provides, a related stock appreciation right shall be exercisable at any time during the period that the related option may be exercised.

                 (c) Partial Exercise Permitted. Unless the applicable Plan agreement otherwise provides, an option or stock appreciation right granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such option or stock appreciation right shall then be exercisable.

                 (d)      Notice of Exercise; Exercise Date.

                           (i) An option or stock appreciation right shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the

                 Committee shall in its sole discretion prescribe, and by payment in accordance with Section 2.6.

                          (ii)    Unless the applicable Plan agreement
                 otherwise provides, or the Committee in its sole discretion otherwise determines, the date of exercise of an option or stock appreciation right shall be the date the Company receives such written notice of exercise and payment.

                 2.5 Limitation on Exercise. Notwithstanding any other provision of the Plan, no Plan agreement shall permit an incentive stock option to be exercisable more than 10 years after the date of grant.

                 2.6      Payment of Option Price.

                 (a) Tender Due Upon Notice of Exercise. Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased.

                 (b) Manner of Payment. Payment of the option exercise price shall be made in any combination of the following:

                           (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

                          (ii) by personal check (subject to collection), which may in the Committee's discretion be deemed conditional;

                         (iii) if and to the extent provided in the applicable Plan agreement, by delivery of previously acquired shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may prescribe) having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 4.2); and

                          (iv) with the consent of the Committee in its sole discretion, by the full recourse promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than that needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine.

                 (c)      Cashless Exercise.  Payment in accordance with
Section 2.6(b) may be deemed to be satisfied, if and to the extent provided in the applicable Plan agreement, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16 of the Act and does not require any Consent (as defined in Section 4.2).

                 (d) Issuance of Shares. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of
Section 4.2, deliver to the grantee one or more certificates for the shares of Common Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

                 2.7      Default Rules Concerning Termination of Employment.

                 Subject to the other provisions of the Plan and unless the applicable Plan agreement otherwise provides:

                 (a) General Rule. All options and stock appreciation rights granted to a grantee shall terminate upon the grantee's termination of employment or ceasing to provide other significant services for any reason except to the extent post-employment or other provision of service exercise of the option or stock appreciation right is permitted in accordance with this Section 2.7.

                 (b) Termination for Cause. All options and stock appreciation rights granted to a grantee shall terminate and expire on the day a grantee's employment or other provision of service is terminated for cause, the grantee resigns or ceases to provide services for cause or the grantee has committed an act or omission upon which the Company could have terminated the grantee's employment or other provision of service for cause.

                 (c) Regular Termination; Leaves of Absence. If the grantee's employment or other provision of service terminates for reasons other than as provided in subsections (b), (d), or (f) of this Section 2.7, the portion of options and stock appreciation rights granted to such grantee which were exercisable immediately prior to such termination may be exercised until the earlier of 90 days after the grantee's termination and the date on which such options and stock appreciation rights terminate or expire in accordance with the provisions of the Plan (other than this Section 2.7) and the Plan agreement; provided, that the Committee may, in its sole discretion, determine such other period for exercise in the case of a grantee whose employment terminates solely because the grantee's employer ceases to be an Affiliate or the grantee transfers employment with the Company's consent to a purchaser of a business disposed of by the Company. The Committee may, in its sole discretion, determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of the Plan, and (ii) the impact, if any, of any such leave on outstanding awards under the Plan.

                 (d) Retirement. If a grantee's employment terminates by reason of retirement (as defined in any tax-qualified defined benefit pension plan maintained by the Company or any Affiliate in which the grantee participates) the options and stock appreciation rights exercisable by the grantee immediately prior to the grantee's retirement shall be exercisable by the grantee until the earlier of 18 months after the grantee's retirement and the date on which such options and stock appreciation rights terminate or expire in accordance with the provisions of the Plan (other than this Section 2.7) and the Plan agreement.

                 (e) Death After Termination. If a grantee's employment or other provision of service terminates in the manner described in subsections
(c) or (d) of this Section 2.7 and the grantee dies within the period for exercise provided for therein, the options and stock appreciation rights exercisable by the grantee immediately prior to the grantee's death shall be exercisable by the personal representative of the grantee's estate or by the person to whom such options and stock appreciation rights pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of 12 months after the grantee's death, and the date on which such options and stock appreciation rights terminate or expire in accordance with the provisions of subsections (c) or (d) of this Section 2.7.

                 (f) Death Before Termination. If a grantee dies while employed by or providing other services for the Company or any Affiliate, all options and stock appreciation rights granted to the grantee but not exercised before the death of the grantee, whether or not exercisable by the grantee before the grantee's death, shall immediately become and be exercisable by the personal representative of the grantee's estate or by the person to whom such options and stock appreciation rights pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of 18 months after the grantee's death and the date on which such options or stock appreciation rights terminate or expire in accordance with the provisions of the Plan (other than this Section 2.7) and the Plan agreement.

                 2.8 Special ISO Requirements. In order for a grantee to receive special tax treatment with respect to stock acquired under an option intended to be an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code section 424(a) applies. If an option granted under the Plan is intended to be an incentive stock option, and if the grantee, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110 percent of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted.

ARTICLE 3.  AWARDS OTHER THAN STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

                 3.1      Restricted Stock Awards.

                 (a) Grant of Awards. The Committee may grant restricted stock awards, alone or in tandem with other awards, under the Plan in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

                 (b) Payment. Each Plan agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee makes any payment for a restricted stock award which does not vest, appropriate payment may be made to the grantee following the forfeiture of such award on such terms and conditions as the Committee may determine.

                 (c) Forfeiture upon Termination of Employment. Unless the applicable Plan agreement otherwise provides or the Committee otherwise determines, (i) if a grantee's employment or other provision of service terminates for any reason (including death) before all of his restricted stock awards have vested, the unvested portion of such awards shall terminate and expire upon such termination, and (ii) in the event any condition to the vesting of restricted stock awards is not satisfied within the period of time permitted therefor, such unvested shares shall be returned to the Company.

                 (d) Issuance of Shares. The Committee may provide that one or more certificates representing restricted stock awards shall be registered in the grantee's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan and the applicable Plan agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the grantee until such shares vest or are forfeited, all on such terms and conditions as the Committee may determine. Unless the applicable Plan agreement otherwise provides, no share of restricted stock may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such share has vested in accordance with the terms of such award. Subject to the provisions of Section 4.2, as soon as practicable after any restricted stock award shall vest, the Company shall issue or reissue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) one or more certificates for the Common Stock represented by such restricted stock award.

                 (e) Grantees' Rights Regarding Restricted Stock. Unless the applicable Plan agreement otherwise provides: (i) a grantee may vote and receive dividends on restricted stock awarded under the Plan; and (ii) any stock received as a distribution with respect to a restricted stock award shall be subject to the same restrictions as such restricted stock.

ARTICLE 4.  MISCELLANEOUS

                 4.1      Amendment of the Plan; Modification of Awards.

                 (a) Plan Amendments. The Board may, without stockholder approval, at any time and from time to time suspend, discontinue or amend the Plan in any respect whatsoever, except that no such amendment shall impair any rights under any award theretofore made under the Plan without the consent of the grantee of such award. Furthermore, except as and to the extent otherwise permitted by Section 4.5 or 4.11, no such amendment shall, without stockholder approval:

                           (i) materially increase the benefits accruing to grantees under the Plan;

                          (ii) increase the maximum number of shares which may be made subject to awards to an individual as options or stock appreciation rights in any year;

                         (iii) materially increase, beyond the amounts set forth in Section 1.5, the number of shares of Common Stock in respect of which awards may be issued under the Plan;

                          (iv)    materially modify the designation in Section
                 1.3 of the classes of persons eligible to receive awards under the Plan;

                           (v) provide for the grant of stock options or stock appreciation rights having an option exercise price or appreciation base per share of Common Stock less than 100 percent of the fair market value of a share of Common Stock on the date of grant; or

                          (vi) extend the term of the Plan beyond the period set forth in Section 4.13.

                 (b) Award Modifications. Subject to the terms and conditions of the Plan (including Section 4.1(a)), the Committee may amend outstanding Plan agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may vest or become exercisable and/or (ii) extend the scheduled termination or expiration date of the award, provided, however, that no modification having a material adverse effect upon the interest of a grantee in an award shall be made without the consent of such grantee.

                 4.2      Restrictions.

                 (a) Consent Requirements. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine not to make any payment whatsoever until Consent has been given if
(i) the Committee may make any payment under the Plan in cash, Common Stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms.

                 (b) Consent Defined. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any Affiliate.

                 4.3 Nontransferability. No award granted to any grantee under the Plan or under any Plan agreement shall be assignable or transferable by the grantee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee

Retirement Income Security Act, as amended, or the rules thereunder. During the lifetime of the grantee, all rights with respect to any award granted to the grantee under the Plan or under any Plan agreement shall be exercisable only by the grantee.

                 4.4      Withholding Taxes.

                 (a) Whenever under the Plan shares of Common Stock are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan (whether upon the exercise of a stock appreciation right or otherwise), the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

                 (b) Without limiting the generality of the foregoing, (i) a grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may determine) having a fair market value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised).

                 4.5 Adjustments Upon Changes in Capitalization. If and to the extent specified by the Committee, the number of shares of Common Stock which may be issued pursuant to awards under the Plan, the maximum number of options and/or unrelated stock appreciation rights which may be granted to any one person in any year, the number of shares of Common Stock subject to awards, the 2 percent limitation on the number of shares of Common Stock which may vest in respect of restricted stock awards under Section 1.5(a) above, the option exercise price and appreciation base of options and stock appreciation rights theretofore granted under the Plan, and the amount payable by a grantee in respect of an award, shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Common Stock effected without receipt of consideration by the Company; provided that any awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated and provided further, that each incentive stock option granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an "incentive stock option" within the meaning of Code section 422. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

                 4.6 Right of Discharge Reserved. Nothing in the Plan or in any Plan agreement shall confer upon any person the right to continue in the employment of the Company or an Affiliate or affect any right which the Company or an Affiliate may have to terminate the employment of such person.

                 4.7 No Rights as a Stockholder. No grantee or other person shall have any of the rights of a stockholder of the Company with respect to shares subject to an award until the issuance of a stock certificate to him for such shares. Except as otherwise provided in Section 4.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued. In the case of a grantee of an award which has not yet vested, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

                 4.8      Nature of Payments.

                 (a) Any and all awards or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its

Affiliates by the grantee.

                 (b) No such awards and payments shall be considered special incentive payments to the grantee or, unless otherwise determined by the Committee, be taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate and the grantee.

                 (c) By accepting an award under the Plan, the grantee shall thereby waive any claim to continued exercise or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written employment contract with the grantee, whether any such contract is executed before or after the grant date of the award.

                 4.9 Non-Uniform Determinations. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, (c) the exercise by the Committee of its discretion in respect of the exercise of stock appreciation rights pursuant to the terms of the Plan, and
(d) the treatment of leaves of absence pursuant to Section 2.7(c).

                 4.10 Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

                 4.11     Reorganization.

                 (a) In the event that the Company is merged or consolidated with another corporation and, whether or not the

Company shall be the surviving corporation, there shall be any change in the shares of Common Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion, by written notice to a grantee, provide that any one or more of the following conditions shall apply: (a) the options or stock appreciation rights shall become immediately exercisable by any grantees who are employed by or provide services to the Company or any of its Affiliates at the time of the Reorganization Event and that such options or stock appreciation rights shall terminate if not exercised prior to the date of the Reorganization Event or other prescribed period of time, (b) the options or stock appreciation rights shall be assumed by the successor entity or a parent of such successor entity or (c) substantially equivalent options or stock appreciation rights shall be substituted by the successor entity or a parent of such successor entity. The Committee also may in its discretion by written notice to a grantee provide that all or some of the restrictions on any of the grantee's awards may lapse in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

                 (b) Whenever deemed appropriate by the Committee, the actions referred to in Section 4.1 l(a) may be made conditional upon the consummation of the applicable Reorganization Event.

                 4.12 Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

                 4.13     Effective Date and Term of Plan.

                 (a) The Plan shall be deemed adopted and become effective upon the approval thereof by the Board or such other date as the Board shall determine, in each case subject to the approval of a majority of the Company's shareholders.

                 (b) The Plan shall terminate upon the earlier of (i) 10 years after the earlier of the date on which it becomes effective or is approved by the Company's shareholders, and no awards shall thereafter be made under the Plan and (ii) such date as the Board shall determine. Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan agreement.

                 4.14 Governing Law. The Plan shall be governed by the laws of the State of Delaware without giving effect to any choice of laws provisions.

                                                                      APPENDIX B

        1994-1998 OFFICE DEPOT, INC. DESIGNATED EXECUTIVE INCENTIVE PLAN


SECTION 1. PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing incentives to certain designated key employees of the Company in order to attract, retain and reward such key employees and to strengthen the existing mutuality of interests between such designated key employees and the Company's stockholders.

SECTION 2.  DEFINITIONS.

                 (a)  "Board" means the Board of Directors of the Company.

                 (b) "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

                 (c) "Committee" means a committee of the Board consisting of two or more outside directors within the meaning of Section 162(m) of the Code.

                 (d) "Company" means Office Depot, Inc., a Delaware corporation, or any successor corporation.

                 (e) "Incentive Award" means an award under Section 5 that is based on achievement of annual performance objectives.

                 (f) "Participant" means the designated key employees of the Company selected by the Committee each year to participate in the Plan.

                 (g) "Plan" means this 1994-1998 Office Depot, Inc. Designated Executive Incentive Plan.

SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall determine the annual performance objectives for the Incentive Awards for each Participant. The Committee shall have the authority to adopt, amend and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Incentive Award issued under the Plan; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons. The Committee shall have the power to decrease or eliminate an Incentive Award.

SECTION 4. ELIGIBILITY. Key employees of the Company are eligible to be granted Incentive Awards under the Plan.

SECTION 5. INCENTIVE AWARDS. The Committee may grant Incentive Awards based on achievement of annual performance objectives. These performance objectives shall be based on one or more of the following criteria, as adjusted for merger costs as presented on the Company's audited financial statements: pre-tax earnings, net earnings, earnings per share, return on assets and return on equity. The Committee shall determine the annual performance objectives and the corresponding award levels for each Participant each year within the first 90 days of such year. An Incentive Award shall be paid out in cash and may be paid only after the Committee has certified in writing that the corresponding annual performance objective was achieved.

SECTION 6. MAXIMUM COMPENSATION. The maximum dollar amount that any Participant may be paid in any single year under the Plan may not exceed $2,000,000.

SECTION 7.  TERMINATION.  The Board may terminate the Plan at any time.

SECTION 8. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective as of January 1, 1994, subject to approval of the Plan by the Company's stockholders. Any Incentive Awards made under the Plan prior to such approval shall be effective when made, but shall be conditioned on, and subject to, such approval of the Plan by such stockholders.

SECTION 9. TERM OF THE PLAN. No Incentive Award may be granted under the Plan after 1998.

                                                                      APPENDIX C
PROXY
                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                             DELRAY BEACH, FL 33445

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints David I. Fuente, Mark D. Begelman and Barry J. Goldstein as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of Office Depot, Inc. held of record by the undersigned on April 7, 1995, at the annual meeting of shareholders to be held on May 18, 1995 or any adjournment thereof.

1.    ELECTION OF DIRECTORS
      [ ] FOR all of the nominees listed below (except              [ ] WITHHOLD AUTHORITY
          as marked in the space provided below)                        to vote for all of the nominees listed below

      Mark D. Begelman, Denis Defforey, David I. Fuente, W. Scott Hedrick, John B. Mumford, Michael J. Myers, Peter J.
Solomon, Cynthia Cohen Turk and Alan L. Wurtzel
      (INSTRUCTION:  To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

_______________________________________________________________________________________________________________________
2.    PROPOSAL TO ADOPT THE RESTATED CERTIFICATE OF INCORPORATION OF OFFICE DEPOT, INC.:
                                  [ ] FOR          [ ] AGAINST             [ ] ABSTAIN
3.    PROPOSAL TO ADOPT THE OFFICE DEPOT, INC. OMNIBUS EQUITY PLAN:
                                  [ ] FOR          [ ] AGAINST             [ ] ABSTAIN
                                                          (OVER)





4.    PROPOSAL TO ADOPT THE 1994-1998 OFFICE DEPOT, INC. DESIGNATED EXECUTIVE INCENTIVE PLAN, INCLUDING AMOUNTS
      PAYABLE THEREUNDER WITH RESPECT TO THE 1994 FISCAL YEAR:
                                  [ ] FOR          [ ] AGAINST             [ ] ABSTAIN
5.    PROPOSAL TO RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
                                  [ ] FOR          [ ] AGAINST             [ ] ABSTAIN
6.    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF
NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

                                                   Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
                                                   If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.


                                                   ___________________________________________________________
                                                                    Signature


                                                   ___________________________________________________________
                                                                    Signature if held jointly

                                                   DATED: ____________________________________, 1995

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.